UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 13, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c) On February 13, 2023, the Board of Directors of Proterra Inc (the “Company”) appointed Julian R. Soell, age 55, as Chief Operating Officer of the Company and its subsidiaries, effective March 1, 2023. Mr. Soell will transition to the Chief Operating Officer role from his current role as President of Proterra Transit.

Mr. Soell initially joined the Company on May 2, 2022 as President of Proterra Transit. Prior to joining the Company, Mr. Soell served as Chief Operating Officer of Repairify Inc., a company in the automotive repair and maintenance industry, from January 2021 to April 2022. Prior to that, he served as a Managing Director in customer service and operations roles at Delta Airlines, a global airline, from August 2016 to February 2020, including as Managing Director of Airport Customer Service, Airports East, Managing Director, OCC and Aircraft Turn Process and Managing Director, Operations and Customer Service, Delta Cargo. Mr. Soell has also held management positions at Mercedes-Benz, and senior engineering positions at Harley-Davidson, Inc. and Ford Motor Company. He holds a B.S. degree in mechanical engineering from Lehigh University, an M.S. degree in mechanical engineering from Ohio State University, and an M.B.A. in finance from University of Michigan.

There are no arrangements or understandings between Mr. Soell and any other person pursuant to which Mr. Soell was selected to become the Chief Operating Officer of the Company. Mr. Soell does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an executive officer or director of the Company. Neither Mr. Soell nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no grant, award, plan, contract, arrangement or material amendment to any of the foregoing that Mr. Soell has entered into in connection with his appointment as Chief Operating Officer at this time.

On February 13, 2023, the Board of Directors of the Company also appointed Christopher L. Bailey, age 42, as Chief Business Officer of the Company and its subsidiaries effective March 1, 2023. Mr. Bailey will transition to the Chief Business Officer role from his current role as President of Proterra Powered & Energy.

Mr. Bailey initially joined the Company on May 20, 2021 as Senior Vice President of Proterra Energy. In October 2021, the Company appointed Mr. Bailey, as the President of Proterra Powered & Energy of the Company. Prior to joining Proterra, Mr. Bailey served as Vice President of Product Innovation & Technology Strategy at Hubbell Incorporated, an international manufacturer of electrical and electronic products, from December 2020 to May 2021. He served as Vice President of Hubbell Integrated Solutions from August 2017 to December 2020. Mr. Bailey also held various leadership positions at Hubbell Lighting from June 2004 to April 2018. Mr. Bailey holds a B.S. degree in Integrated Studies, with an emphasis in Computer Science & Business Administration from Middle Tennessee State University.

There are no arrangements between Mr. Bailey and any other person pursuant to which Mr. Bailey was selected to become Chief Business Officer of the Company. Mr. Bailey does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Mr. Bailey nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no grant, award, plan, contract, arrangement or material amendment to any of the foregoing that Mr. Bailey has entered into in connection with his appointment as Chief Business Officer at this time.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the appointments described above is being furnished as Exhibit 99.1 to this filing. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated February 13, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	Chief Executive Officer